UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 14, 2009 (August 12, 2009)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Avenue, Suite 2900, Houston, Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On August 12, 2009, Crimson Exploration Inc. issued a press release announcing operational and financial results for the second quarter ended June 30, 2009. The press release is included in this report as Exhibit 99.1.

The information contained in Exhibit 99.1 is incorporated herein by reference. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release dated August 12, 2009 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION, INC.

Date: August 14, 2009	By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Press Release dated August 12, 2009

Exhibit 99.1

Crimson Exploration Announces Second Quarter 2009 Financial and Operational Results

HOUSTON, August 12, 2009 (BUSINESS WIRE) -- Crimson Exploration Inc. (OTCBB:CXPO) today announced financial and operational results for the second quarter 2009.

Summary Results - Second Quarter 2009

▪	Production of 3.9 bcfe, or approximately 42.8 mmcfepd
▪	Revenue of $28.6 million
▪	EBITDAX of $18.6 million
▪	Inaugural Haynesville Shale well, Kardell #1, spudded in San Augustine County

Summary Financial Results – Second Quarter 2009

The Company reported a net loss of $13.3 million for the second quarter of 2009 compared to a net loss of $25.6 million for the second quarter of 2008. Recorded in the 2009 and 2008 quarters were non-cash, pre-tax charges of $16.9 million and $58.8 million, respectively, to reflect the unrealized mark-to-market losses on our commodity price and interest rate hedge instruments. Exclusive of those charges, net income (loss) for the 2009 and 2008 quarters were ($2.3) million and $12.6 million, respectively.

Net cash flow from operations for the second quarter of 2009, which consists of net cash used in or provided by operating activities, plus the period change in certain working capital and other cash flow items, was $12.4 million, compared with $31.3 million reported for the 2008 quarter. The decrease in cash flow resulted primarily from lower revenues related to lower commodity prices and production.

Revenues for the second quarter of 2009 were $28.6 million, a 46% decrease compared to revenue of $53.0 million in the prior year quarter. The decrease in revenues was attributable primarily to an approximate 19% decrease in production and an approximate 33% decline in realized commodity prices.

Production for the second quarter of 2009 was 3.9 Bcfe of natural gas equivalents, or 42,825 Mcfe per day, compared with production of 4.8 Bcfe, or 53,127 Mcfe per day, in the 2008 quarter. The decrease in production was primarily due to natural field decline and the Company’s allocation of available drilling capital in 2009 to validation of our Haynesville Shale position rather than to production enhancing activity on our existing asset base to offset that natural field decline.

Average prices realized in the second quarter of 2009 (including the effects of realized gains/losses on our commodity price hedges) were $80.62 per barrel, $6.71 per Mcf, $27.37 per barrel and $7.29 per Mcfe for oil, natural gas, natural gas liquids and natural gas equivalents, respectively. For the second quarter of 2008, average prices realized were $95.52 per barrel, $10.23 per Mcf, $55.73 per barrel and $10.94 per Mcfe for oil, natural gas, natural gas liquids and natural gas equivalents, respectively.

Direct lease operating expenses for the second quarter of 2009 were $4.2 million compared to $5.3 million in the prior year quarter, a decrease resulting from the implementation of cost reduction initiatives during 2009 in response to the lower commodity price environment. On a per Mcfe produced basis, direct lease operating expenses were $1.08 per Mcfe for the second quarter 2009, compared to $1.10 per Mcfe for the second quarter 2008. Exploration expenses were $1.5 million for the second quarter of 2009 compared to $0.8 million for the prior year quarter due to higher geological and geophysical (“G&G”) costs and settled asset retirement costs incurred in the second quarter of 2009. DD&A expense for the second quarter of 2009 was $14.3 million, or $3.68 per Mcfe, compared to $11.6 million, or $2.40 per Mcfe, in the prior year quarter, due to a higher DD&A rate resulting from asset acquisitions and capital expenditures during the 2008 high-cost environment and a commodity price related reduction in proved reserve estimates.

General and administrative expenses were $4.3 million in the second quarter of 2009, or $1.11 per Mcfe, compared to $5.5 million, or $1.13 per Mcfe, in the prior year quarter. Exclusive of the non-cash stock option expense recognized pursuant to SFAS 123R, cash general and administrative expenses were $3.7 million, or $0.97 per Mcfe, for the second quarter of 2009 and $3.9 million, or $0.79 per Mcfe, for the second quarter of 2008. During the second quarter of 2009, the Company implemented a cost reduction program that will provide cost reduction benefits of an estimated $3 – 4 million per year, on an annualized basis. Realization of those benefits will begin to occur in the third quarter of 2009.

Credit Facility Amendments

On July 31, 2009, we entered into an amendment to our senior secured revolving credit facility, dated May 31, 2007 (“Senior Credit Agreement”). This amendment to the Senior Credit Agreement provides, among other things, for (i) the leverage ratio to be not greater than 3.25 to 1.00 for the quarter ended June 30, 2009, (ii) the current ratio to be not less than 0.75 to 1.00 for the quarter ended June 30, 2009, (iii) increasing the applicable margin on LIBOR loans to between 2.75% and 3.50%, and base rate loans to between 1.50% and 2.00%, depending on the percent of the borrowing base utilized at the time of the credit extension, and (iv) increasing the commitment fee on unutilized commitments to 0.50%. As of June 30, 2009, we had an outstanding loan balance of $152.5 million under our Senior Credit Agreement. Our borrowing base under the Senior Credit Agreement was $160.0 million on July 1, 2009 reducing by $5.0 million on the first day of each subsequent month to $145.0 million at October 1, 2009. Our next scheduled redetermination date is November 2, 2009. We continue to manage our capital expenditures to allow us to meet those step-downs.

On May 13, 2009, we entered into a second amendment to our second lien credit agreement dated May 8, 2007 (the “Second Lien Credit Agreement”) with our lenders, including an affiliate of OCM GW Holdings, LLC, our majority stockholder. This second amendment amends the Second Lien Credit Agreement by, among other things, (i) modifying the leverage ratio to be no greater than the ratio equal to the sum of the leverage ratio for the Senior Credit Agreement and 0.25 to 1.00, (ii) modifying the PV-10 ratio beginning with the fiscal quarter ended June 30, 2009, to not be less than 1.2x, beginning with the fiscal quarter ending December 31, 2009, to not be less than 1.25x and beginning with the fiscal quarter ending December 31, 2010 and thereafter, to not be less than 1.5x, (iii) increasing the applicable margin to 8.0% for loans bearing interest at the LIBO Rate and 7.0% for loans bearing interest at the alternate base rate, unless we meet certain leverage and PV-10 ratios, in which case the applicable margin will be 7.0% and 6.0%, respectively, (iv) setting a minimum LIBO Rate of 3.0%, and (v) including certain fee acreage in calculations of our borrowing base after we have granted a lien on such fee acreage. As of June 30, 2009, we had an outstanding loan balance of $150.0 million under our Second Lien Credit Agreement.

Drilling Activity

As previously disclosed, we continue to limit our capital expenditure activity and intend to remain focused on our East Texas Haynesville Shale play for the remainder of 2009. While we continue to build our inventory of exploitation and exploration opportunities in our South Texas and Texas Gulf Coast regions, we anticipate continuing to defer major capital allocation for drilling activities for these areas until drilling costs decline, commodity prices rebound and/or the availability of capital improves.

Haynesville Shale

At the end of June, we spudded our inaugural Haynesville Shale well, the Kardell #1 (50.0% WI), in San Augustine County, with Devon Energy as the operator. We are currently drilling at approximately 13,000 feet, toward a 13,500 total vertical depth, which we anticipate reaching late-August and plan to take cores and perform extensive formation evaluation in the pilot hole. The log analysis run while drilling through the James Lime formation at approximately 8,000 feet was very encouraging. Cores are planned to be taken from the Middle Bossier, James Lime and Haynesville Shale formations. Currently, we expect to drill the horizontal section, complete and test the Kardell #1 in late October / early November.

Selected Financial and Operating Data

The following table reflects certain comparative financial and operating data for the three and six month periods ended June 30, 2009 and 2008:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	%	2009	2008	%
Total Volumes Sold:
Crude oil (barrels)	91,489	126,221	-28%	187,794	262,378	-28%
Natural gas (Mcf)	2,692,534	3,106,438	-13%	5,768,648	6,258,275	-8%
Natural gas liquids (barrels)	109,269	161,793	-32%	219,511	297,647	-26%
Natural gas equivalents (Mcfe)	3,897,082	4,834,522	-19%	8,212,478	9,618,425	-15%

Daily Sales Volumes:
Crude oil (barrels)	1,005	1,387	-28%	1,038	1,442	-28%
Natural gas (Mcf)	29,588	34,137	-13%	31,871	34,386	-7%
Natural gas liquids (barrels)	1,201	1,778	-32%	1,213	1,635	-26%
Natural gas equivalents (Mcfe)	42,825	53,127	-19%	45,373	52,848	-14%

Average field prices:
Oil ($ per Bbl):	$55.50	$126.76	-56%	$47.20	$109.27	-57%
Gas ($ per Mcf):	3.57	11.06	-68%	4.20	9.56	-56%
NGLs ($ per Bbl):	27.37	55.73	-51%	24.93	56.39	-56%
Mcfe	$4.53	$12.28	-63%	$4.69	$10.95	-57%

Average realized sales price (after hedging):
Oil ($ per Bbl):	$80.62	$95.52	-16%	$78.86	$86.75	-9%
Gas ($ per Mcf):	6.71	10.23	-34%	6.71	9.31	-28%
NGLs ($ per Bbl):	27.37	55.73	-51%	24.93	56.39	-56%
Mcfe	$7.29	$10.94	-33%	$7.18	$10.17	-29%

Selected Costs ($ per Mcfe):
Lease operating expenses	$1.08	$1.10	-2%	$1.17	$1.01	16%
Production and ad valorem taxes	$0.52	$1.08	-52%	$0.55	$0.99	-44%
Depreciation and depletion expense	$3.68	$2.40	53%	$3.43	$2.38	44%
General and administrative expense	$1.11	$1.13	-2%	$1.16	$1.06	9%
Interest	$1.37	$1.06	29%	$1.18	$1.07	10%

Net cash flow from operations	$12,393,368	$31,274,839	-60%	$25,053,374	$58,842,931	-57%

EBITDAX	$18,642,828	$38,624,702	-52%	$37,192,546	$71,203,421	-48%

Capital expenditures
Property acquisition – proved	$—	$54,215,065		$(482,166)	$53,674,289
Leasehold acquisitions	(1,222,259)	748,155		1,375,723	9,799,702
Exploratory	870,009	52,243		621,672	416,461
Development	761,299	19,200,975		9,696,748	33,716,240
Other	3,076	198,564		82,945	293,786
	$412,125	$74,415,002		$11,294,922	$97,900,478

Earnings per Common Share
Basic	$(2.24)	$(5.15)		$(1.67)	$(5.23)
Diluted	$(2.24)	$(5.15)		$(1.67)	$(5.23)

CRIMSON EXPLORATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2009	2008
ASSETS
Cash	$—	$—
Current derivatives	22,939,177	25,191,445
Other current assets	14,449,549	21,156,108
Total property and equipment, net	433,834,072	449,155,736
Non-current derivatives	7,568,009	11,722,802
Other non-current assets	4,098,650	4,319,698

Total Assets	$482,889,457	$511,545,789

LIABILITIES AND STOCKHOLDERS' EQUITY
Current derivatives	$2,367,251	$1,265,801
Other current liabilities	36,601,200	82,723,809
Long-term debt, net of current portion	302,503,237	276,690,426
Non-current derivatives	1,291,209	1,491,755
Other non-current liabilities	25,212,229	27,751,195
Total stockholders’ equity	114,914,331	121,622,803

Total Liabilities & Stockholders’ Equity	$482,889,457	$511,545,789

CRIMSON EXPLORATION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

OPERATING REVENUES
Oil, gas and natural gas liquids sales	$28,427,033	$52,866,342	$58,990,417	$97,794,538
Operating overhead and other income	192,904	146,999	360,387	254,894
Total operating revenues	28,619,937	53,013,341	59,350,804	98,049,432

OPERATING EXPENSES
Lease operating expenses	4,186,290	5,323,833	9,638,043	9,708,466
Production and ad valorem taxes	2,022,377	5,220,030	4,497,119	9,535,731
Exploration expenses	1,455,664	747,041	2,185,642	832,883
Depreciation, depletion and amortization	14,347,397	11,580,931	28,199,283	22,869,725
General and administrative	4,326,799	5,481,410	9,545,088	10,228,117
(Gain) loss on sale of assets	18,925	(85,783)	18,925	(15,271,712)
Total operating expenses	26,357,452	28,267,462	54,084,100	37,903,210

INCOME FROM OPERATIONS	2,262,485	24,745,879	5,266,704	60,146,222

OTHER EXPENSES
Interest expense	(5,336,589)	(5,123,907)	(9,715,658)	(10,330,777)
Other financing cost	(426,535)	(457,278)	(727,646)	(834,533)
Unrealized loss on derivative instruments	(16,874,919)	(58,754,278)	(7,307,962)	(87,236,797)
Total other expenses	(22,638,043)	(64,335,463)	(17,751,266)	(98,402,107)

LOSS BEFORE INCOME TAXES	(20,375,558)	(39,589,584)	(12,484,562)	(38,255,885)

Income tax benefit	7,110,484	14,026,944	4,254,101	13,356,888

NET LOSS	(13,265,074)	(25,562,640)	(8,230,461)	(24,898,997)

Non-GAAP Financial Measures

Crimson also presents earnings before interest, taxes, depreciation, amortization and exploration expenses (“EBITDAX”) and net cash flow from operations, which consists of net cash provided by operating activities plus the period change in certain working capital and other cash flow items. Both measures presented exclude gain or loss on the sale of assets. Exploration expenses include geological and geophysical costs, lease rental costs, settled assets retirement costs, undeveloped property impairment and dry hole costs expensed under the successful efforts method of accounting, but capitalized under the alternative full cost accounting rules. Management uses these measures to assess our ability to generate cash to fund operations, exploration and development activities. Management interprets trends in these measures in a similar manner as trends in operations, cash flow and liquidity. Neither EBITDAX, nor net cash flows from operations, should be considered as alternatives to net income (loss), income from operations or net cash provided by operating activities as defined by GAAP. The following is a reconciliation of net cash provided by operating activities to net cash flow from operations and EBITDAX:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net cash provided by (used in) operating activities	$5,613,452	$39,185,965	$(13,319,456)	$62,455,491
Changes in working capital
Accounts receivable	(6,707,745)	6,538,004	(6,759,886)	8,043,960
Prepaid expenses	(202,467)	(34,929)	28,994	31,482
Accounts payable and accrued expenses	13,690,125	(14,414,201)	45,103,719	(11,688,002)

Net cash flow from operations	12,393,365	31,274,839	25,053,371	58,842,931

Interest expense and other financing	5,452,502	5,295,838	9,874,310	10,594,616
Exploration expenses	1,006,620	498,478	1,408,771	335,757
Asset retirement obligation	545,137	488,047	1,042,401	488,047
Other	(754,799)	1,067,500	(186,310)	942,070

EBITDAX	$18,642,825	$38,624,702	$37,192,543	$71,203,421

Updated Guidance for 2009

The Company is providing the following updated guidance for the third calendar quarter of 2009. We will continue to provide quarterly guidance only for 2009 due to the uncertain level of capital expenditures for the year due to lower prices, limited capital availability and our strategy to reduce debt. Figures for lease operating expenses, production and ad valorem taxes, cash general and administrative expenses and DD&A are based on the midpoint of the production guidance range.

Third quarter 2009 production	37,000 – 41,000 mcfe per day

Lease operating expenses	$1.20 - $1.30 per mcfe

Production & ad valorem taxes	Approximately 10% of actual prices

Cash G&A	$0.90 - $1.00 per mcfe

Depletion, depreciation and amortization	$3.30 - $3.70 per mcfe

Teleconference Call

Crimson management will hold a conference call to discuss the information described in this press release on Monday, August 17, 2009 at 9:30 a.m. CDT. Those interested in participating may do so by calling the following phone number: (877) 856-1960, (International (719) 325-4836) and entering the following participation code 4218230. A replay of the call will be available from Monday, August 17, 2009 at 12:30 p.m. CDT through Monday, August 24, 2009 by dialing toll free (888) 203-1112, (International (719) 457-0820) and asking for replay ID code 4218230.

Crimson Exploration is an independent oil and gas company based in Houston, Texas, with producing assets primarily focused in South Texas, the Texas Gulf Coast and South Louisiana.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission ("SEC"). Such statements include those concerning Crimson's strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson's control. Statements regarding future production, revenue, costs and cash flow are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2008, for a further discussion of these risks.

SOURCE: Crimson Exploration Inc.

Crimson Exploration Inc., Houston

E. Joseph Grady, 713-236-7400